Skillz Reports 2023 Third Quarter Results
LAS VEGAS – November 8, 2023-- Skillz Inc. (NYSE: SKLZ) (“Skillz” or the “Company”), the leading mobile games platform bringing fair competition to players worldwide, today reported financial results for the third quarter ended September 30, 2023.

2023 Third Quarter and Recent Financial Highlights:
•Revenue of $36.4 million
•Gross profit of $32.7 million
•Net loss of $(33.5) million
•Adjusted EBITDA1 of $(18.5) million
•Paying monthly active users (PMAU)2 of 168,000
•Average Revenue Per Paying Monthly Active User (ARPPU)3 of $72.3
•Total operating expenses of $64.1 million
•Cash, cash equivalents, restricted cash, and marketable securities of $339.9 million as of September 30, 2023
•Total outstanding debt of $129.7 million as of September 30, 2023

1 Adjusted EBITDA is a non-GAAP financial measure metric; for a reconciliation of each non-GAAP measure against its most comparable GAAP metric, please see the section titled “Use of Non-GAAP Financial Measures” in this press release.
2 “Paying Monthly Active Users” or “PMAUs” means the number of end-users who entered into a paid contest hosted on Skillz’ platform at least once in a month, averaged over each month in the period.
3 “Average Revenue Per Paying Monthly Active User” or “ARPPU” means the average revenue in a given month divided by PMAUs in that month, averaged over the period and does not include a deduction for end-user incentives that are included in sales and marketing expense.

“We continue to make progress on our initiatives to improve the business, though our third quarter results highlight the fact that the Company still needs to improve its execution to be positioned to deliver consistent top line growth and positive cash flow,” said Andrew Paradise, Skillz’ CEO. “Our unit economics are demonstrating improvement due in part to the introduction of new features that increase player engagement and monetization. Notwithstanding this progress, our traffic continues to hinder our operating performance. Given our return to attractive user economics, we will now begin to transition toward scaling the business. We expect our continued progress will position us to generate quarterly sequential profitable revenue growth beginning next year and to achieve positive Adjusted EBITDA on a run rate basis in the fourth quarter of 2024.”

Jason Roswig, President and CFO, added, “The third quarter performance clearly demonstrates our prudent management of the business as reflected in the improvement of our operating expenses. This, alongside our strong cash position at quarter end of approximately $339.9 million, provides us with the flexibility to deploy capital across value enhancing initiatives including the development and introduction of new product features on a consistent basis.”

Investor Conference Call
Skillz will host a live conference call at 4:30 p.m. ET today. To access the call, please register using the following link: Skillz Third Quarter 2023 Earnings Call. After registering, an email will be sent, including dial-in details and a unique conference call access code and PIN required to join the live call. Access to the live audio webcast of the discussion in listen-only mode will also be available at investors.skillz.com

A replay of the webcast will be archived on the Company’s investor relations website. An audio replay of the conference call will be available through Wednesday, November 15, 2023, and can be accessed by dialing (866) 813-9403 (US) or 204 525 0658 (international) and entering the passcode 610378.

About Skillz Inc.
Skillz is the leading mobile games platform dedicated to bringing out the best in everyone through competition. The Skillz platform helps developers create multi-million dollar franchises by enabling social competition in their games. Leveraging its patented technology, Skillz hosts billions of casual eSports tournaments for millions of mobile players worldwide, with the goal of building the home of competition for all. Skillz has earned recognition as one of Fast Company’s Best Workplaces for Innovators, CNBC’s Disruptor 50, Forbes’ Next Billion-Dollar Startups, Fast Company’s Most Innovative Companies, and the number-one fastest-growing company in America on the Inc. 5000. www.skillz.com

Use of Non-GAAP Financial Measures
In this press release, the Company includes Adjusted EBITDA, which is a non-GAAP performance measure that the Company uses to supplement its results presented in accordance with U.S. GAAP. The Company’s management believes Adjusted EBITDA is useful in evaluating its operating performance and is a similar measure reported by publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. By providing this non-GAAP measure, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Non-GAAP operating expense is also included in this press release, which is a non-GAAP financial measure. The Company’s management believes non-GAAP operating expense is useful to investors and analysts as a supplement to its financial information prepared in accordance with GAAP for analyzing operating performance and identifying operating trends in its business. The Company uses non-GAAP operating expense internally to facilitate period-to-period comparisons and analysis in order to make operating decisions. As required by the rules of the SEC, the Company has provided herein a reconciliation of Adjusted EBITDA and non-GAAP operating expense to the most directly comparable measures under GAAP. Adjusted EBITDA and non-GAAP operating expense are not intended to be substitutes for any U.S. GAAP financial measures and, as calculated, may not be comparable to other similarly titled financial measures of other companies in other industries or within the same industry.

The Company defines and calculates Adjusted EBITDA as net loss before interest expense, net; (benefit) or provision for income taxes; depreciation and amortization, and other income or expense, net; as further adjusted for stock-based compensation and other special items determined by management, including, but not limited to, change in fair value of common stock warrant liabilities, acquisition-related expenses, impairment charges, loss contingency accruals, restructuring charges and one-time nonrecurring expenses. The Company defines and calculates non-GAAP operating expense as GAAP operating expense adjusted for stock-based compensation, one-time transaction expenses and other special items determined by management, including, but not limited to acquisition-related expenses for transactions costs, certain loss contingency accruals and restructuring charges, as they are not indicative of business operations.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis as it is unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking U.S. GAAP financial measures that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable U.S. GAAP financial measures may vary materially from the corresponding U.S. GAAP financial measures.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the Company’s actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: our ability to attract and retain end-users, and do so in a cost-effective manner; a failure to manage our growth effectively; our inability to achieve profitability; our reliance on our third-party developer partners to continue to offer a competitive experience in existing and new games on our platform; our reliance on a limited number of games for a substantial portion of our revenue; our reliance on third-party service providers including cloud computing services, payment processors, and infrastructure service providers, and our ability to manage our relationships with such providers; our ability to maintain our brand and reputation; competition in the broader entertainment industry; our ability obtain, maintain, protect or enforce our intellectual property rights; economic downturns and political and market conditions beyond our control; the occurrence of a data breach or other failure of our cybersecurity; our failure to timely and effectively remediate the material weaknesses in our internal controls over financial reporting or additional material weaknesses or other deficiencies in the future; our failure to mitigate the commercial, reputational and regulatory risks to our business that may arise as a consequence of our need to restate our financial statements1; as well as other risks and uncertainties indicated from time to time in the Company’s SEC filings, including those under “Risk Factors” therein, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that the Company believes to be reasonable as of this date. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contacts

Investors:
ir@skillz.com

or

James Leahy, Richard Land
JCIR
(212) 835-8500 or sklz@jcir.com
Media: press@skillz.com

Skillz Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except for number of shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$36,427	$59,216	$120,975	$222,837
Costs and expenses:
Cost of revenue	3,693	7,599	11,923	25,802
Research and development	7,852	7,937	24,757	44,840
Sales and marketing	31,925	51,480	99,510	242,556
General and administrative	24,389	20,936	78,080	140,540
Impairment of intangible assets and other charges	—	51,230	455	51,230
Total costs and expenses	67,859	139,182	214,725	504,968
Loss from operations	(31,432)	(79,966)	(93,750)	(282,131)
Gain on extinguishment of debt	—	2,553	15,205	2,553
Interest expense, net	(2,279)	(6,360)	(7,486)	(22,113)
Change in fair value of common stock warrant liabilities	127	(80)	278	5,405
Other income, net	48	508	98	398
Loss before income taxes	(33,536)	(83,345)	(85,655)	(295,888)
Provision for (benefit from) income taxes	9	(120)	193	(488)
Net loss	$(33,545)	$(83,225)	$(85,848)	$(295,400)
Net loss per share attributable to common stockholders:
Basic and diluted	$(1.57)	$(4.02)	$(4.05)	$(14.48)
Weighted average shares outstanding:
Basic and diluted	21,305,470	20,691,704	21,175,797	20,396,317

Other comprehensive income (loss):
Change in unrealized loss on available-for-sale investments, net of tax	135	139	1,526	(2,484)
Total other comprehensive income (loss):	135	139	1,526	(2,484)
Total comprehensive loss	$(33,410)	$(83,086)	$(84,322)	$(297,884)

Skillz Inc.
Consolidated Balance Sheets
(in thousands, except for number of shares and par value per share amounts)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$330,158	$362,516
Marketable securities, current	4,800	127,268
Accounts receivable, net	9,265	7,177
Prepaid expenses and other current assets	6,275	4,722
Total current assets	350,498	501,683

Non-current assets:
Property, plant and equipment, net	13,812	2,991
Operating lease right-of-use assets, net	—	472
Marketable securities, non-current	2,058	56,728
Non-marketable equity securities	55,649	55,649
Restricted cash as other long-term assets	2,920	2,920
Other long-term assets	3,182	852
Total non-current assets	77,621	119,612
Total assets	$428,119	$621,295

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,395	$1,696
Operating lease liabilities, current	1,469	2,133
Other current liabilities	60,934	45,666
Total current liabilities	64,798	49,495

Non-current liabilities:
Operating lease liabilities, non-current	10,874	11,942
Common stock warrant liabilities, non-current	11	289
Long-term debt, non-current	123,535	272,781
Other long-term liabilities	1,167	8,387
Total non-current liabilities	135,587	293,399
Total liabilities	200,385	342,894

Stockholders’ equity:
Preferred stock $0.0001 par value; 10 million shares authorized — 0 issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock $0.0001 par value; 31 million shares authorized; Class A common stock – 25 million shares authorized; 18 million and 18 million shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively; Class B common stock – 6 million shares authorized; 3 million shares issued and outstanding as of September 30, 2023 and December 31, 2022	41	41
Additional paid-in capital	1,186,686	1,153,031
Accumulated other comprehensive loss	(37)	(1,563)
Accumulated deficit	(958,956)	(873,108)
Total stockholders’ equity	227,734	278,401
Total liabilities and stockholders' equity	$428,119	$621,295

Skillz Inc.
Consolidated Statement of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Operating Activities
Net loss	$(85,848)	$(295,400)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,858	15,705
Stock-based compensation	33,610	97,368
Gain on extinguishment of debt	(15,205)	(2,553)
Accretion of unamortized debt discount and amortization of debt issuance costs	1,815	2,930
Amortization of premium (accretion of discount) for marketable securities	839	2,819
Deferred income taxes	—	(481)
Change in fair value of common stock warrant liabilities	(278)	(5,405)
Impairment charges	455	51,230
Noncash operating lease costs	17	1,145
Changes in operating assets and liabilities:
Accounts receivable, net	(2,088)	4,597
Prepaid expenses and other assets	(1,883)	(2,247)
Accounts payable	699	(14,020)
Loss contingency accrual	—	(4,605)
Operating lease liabilities	(1,732)	(895)
Other accruals and liabilities	8,255	(16,972)
Net cash used in operating activities	(59,486)	(166,784)
Investing Activities
Purchases of property and equipment, including internal-use software	(12,081)	(1,957)
Investment in loan receivable	(2,000)	—
Purchases of marketable securities	—	(432,873)
Proceeds from maturities of marketable securities	121,226	485,565
Proceeds from sales of marketable securities	56,599	125,306
Net cash provided by investing activities	163,744	176,041
Financing Activities
Principal payments on finance leases obligations	(807)	(2,044)
Payments for debt issuance costs	—	(2,005)
Payments for extinguishment of debt	(135,855)	(7,540)
Net proceeds from exercise of stock options and issuance of common stock	46	852
Net cash used in financing activities	(136,616)	(10,737)
Net change in cash, cash equivalents and restricted cash	(32,358)	(1,480)
Cash, cash equivalents and restricted cash – beginning of year	365,436	244,252
Cash, cash equivalents and restricted cash – end of period	$333,078	$242,772
Supplemental cash flow data:
Cash paid during the period for:
Interest	$12,261	$15,420
Taxes	$200	$—

Skillz Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(33,545)	$(83,225)	$(85,848)	$(295,400)
Interest expense, net	2,279	6,360	7,486	22,113
Stock-based compensation(1)	12,440	6,058	33,610	97,368
Change in fair value of common stock warrant liabilities	(127)	80	(278)	(5,405)
Provision for (benefit from) income taxes	9	(120)	193	(488)
Depreciation and amortization	486	4,587	1,858	15,705
Gain on extinguishment of debt	—	(2,553)	(15,205)	(2,553)
Other income, net	(48)	(508)	(98)	(398)
Impairment charges(2)	—	51,230	455	51,230
Restructuring charges(3)	—	1,897	—	4,830
One-time nonrecurring expenses(4)	—	—	—	26
Adjusted EBITDA	$(18,506)	$(16,194)	$(57,827)	$(112,972)

(1)For the three and nine months ended September 30, 2022, amount includes stock-based compensation recognized for the cancellation of the Chief Executive Officers’ award of 805,977 performance share units granted on September 14, 2021 (the “CEO Performance Stock Units”).
(2)For the three and nine months ended September 30, 2022, amount includes intangible asset impairment charges related to developed technology and customer relationships for our Aarki acquisition.
(3)For the three and nine months ended September 30, 2022, amount includes restructuring charges related to employee termination benefits.
(4)For the nine months ended September 30, 2022, amounts represent one-time nonrecurring expenses related to IPO bonuses for certain employees, net of amounts forfeited by terminated employees.

Skillz Inc.
Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Research and development (1)	7,852	7,936	24,757	44,840
Less: stock-based compensation(7)	1,415	(2,088)	3,581	3,063
Less: restructuring charges(6)	—	1,075		2,052
Non-GAAP research and development	$6,437	$8,949	$21,176	$39,725

Sales and marketing (2)	33,960	51,480	101,545	242,556
Less: stock-based compensation	2,482	2,125	6,478	6,579
Less: restructuring charges(6)	—	160		1,066
Non-GAAP sales and marketing	$31,478	$49,195	$95,067	$234,911

General and administrative (3)	24,389	20,936	78,080	140,540
Less: stock-based compensation(4)	8,543	6,022	23,552	87,726
Less: one-time nonrecurring expenses(5)	—		—	26
Less: restructuring charges(6)	—	662		1,712
Non-GAAP general and administrative	$15,846	$14,252	$54,528	$51,076

(1) Research and development expenses for the three and nine months ended September 30, 2022 are different from previously reported amounts as they have been adjusted to reflect a net decrease of $0.7 million associated with corrections to previously reported amounts.
(2) Sales and marketing expenses for the three and nine months ended September 30, 2022 are different from previously reported amounts as they have been adjusted to reflect a net increase of $.3 million associated with corrections to previously reported amounts.
(3) General and administrative expenses for the three and nine months ended September 30, 2022 are different from previously reported amounts as they have been adjusted to reflect a net increase of $0.8 million associated with corrections to previously reported amounts.
(4) For the nine months ended September 30, 2022, amount includes stock-based compensation recognized for the cancellation of the Chief Executive Officers’ award of 805,977 performance share units granted on September 14, 2021 (the “CEO Performance Stock Units”).
(5) For the nine months ended September 30, 2022, amounts represent one-time nonrecurring expenses related to IPO bonuses for certain employees, net of amounts forfeited by terminated employees.
(6) For the three and nine months ended September 30, 2022, amount includes restructuring charges related to employee termination benefits.
(7) For the three months ended September 30, 2022, amount includes stock compensation credits recognized for the forfeitures of the CPO and other restricted stock units.

Skillz Inc.
Supplemental Financial Information
(in millions, except ARPU and ARPPU)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Gross marketplace volume (“GMV”) (000s)(1)	$241,146	$360,364	$774,007	$1,344,707
Paying monthly active users (“PMAUs”) (000s)(2)	168	320	193	437
Monthly active users (“MAUs”) (000s)(3)	1,038	1,665	1,094	2,376
Average GMV per paying monthly active user(4)	$478.8	$375.6	$446.2	$342.1
Average GMV per monthly active user(5)	$77.5	$72.1	$78.6	$62.9
Average revenue per paying monthly active user (“ARPPU”)(6)	$72.3	$62.8	$69.9	$58.5
Average revenue per monthly active user (“ARPU”)(7)	$11.7	$12.1	$12.3	$10.9
Paying MAU to MAU ratio	16%	19%	18%	19%
Average end-user incentives, included as sales and marketing expense, per paying active user(8)	$33.57	$24.83	$29.76	$24.51
Average end-user incentives, included as sales and marketing expense, per playing active user(9)	$5.43	$4.77	$5.24	$4.50

(1) “GMV” or “Gross Marketplace Volume” means the total entry fees paid by users for contests hosted on Skillz’s platform. Total entry fees include entry fees paid by end-users using cash deposits, prior winnings from end-users’ accounts that have not been withdrawn, and end-user incentives used to enter paid entry fee contests.
(2) “Paying Monthly Active Users” or “PMAUs” means the number of end-users who entered into a paid contest hosted on Skillz’s platform at least once in a month, averaged over each month in the period.

(3) “Monthly Active Users” or “MAUs” means the number of playing end-users who entered into a paid or free contest hosted on Skillz’s platform at least once in a month, averaged over each month in the period.

(4) “Average GMV Per Paying Monthly Active User” means the average GMV in a given month divided by Paying MAUs in that month, averaged over the period.

(5) “Average GMV Per Monthly Active User” means the average GMV in a given month divided by MAUs in that month, averaged over the period.

(6) “Average Revenue Per Paying Monthly Active User” or “ARPPU” means the average revenue in a given month divided by Paying MAUs in that month, averaged over the period and does not include a deduction for end-user incentives that are included in sales and marketing expense.

(7) “Average Revenue Per Monthly Active User” or “ARPU” means the average revenue in a given month divided by MAUs in that month, averaged over the period and does not include a deduction for end-user incentives that are included in sales and marketing expense.

(8) Amount reflects the average end-user incentives included in sales and marketing expense in a given month divided by PMAUs in that month, averaged over the period.

(9) Amount reflects the average end-user incentives included in sales and marketing expense in a given month divided by MAUs in that month, averaged over the period.